UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2018

SUMMER ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. The Company Identification No.)

5847 San Felipe Street #3700

Houston, Texas 77057

(Address of principal executive offices)

(713) 375-2790

(Registrant’s telephone number, including area code)

800 Bering Drive, Suite 260

Houston, Texas 77057

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

Stock Option and Stock Award Plan

Effective February 20, 2018, the Board of Directors (the “Board”) of Summer Energy Holdings, Inc. (the “Company”) approved and adopted the Summer Energy Holdings, Inc. 2018 Stock Option and Stock Award Plan (“2018 Plan”) which was established to advance the interest of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. The Company’s named executive officers are eligible for grants or awards under the 2018 Plan.

The maximum aggregate number of (i) shares of stock that may be issued under the 2018 Plan and (ii) shares of stock with respect to which stock appreciation rights may be granted, is 1,500,000 and consists of authorized but unissued or reacquired shares of stock or any combination thereof.  Such number of shares of stock may be issued under the 2018 Plan pursuant to incentive stock options, non-statutory stock options, restricted stock grants, restricted stock units, stock appreciation right grants or any combination thereof, so long as the aggregate number of shares so issued does not exceed such number of shares, as adjusted. The 2018 Plan or any increase in the maximum aggregate number of shares of stock issuable thereunder shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption by the Board.  Awards granted prior to stockholder approval of the 2018 Plan shall become exercisable no earlier than the date of stockholder approval of the 2018 Plan.

The 2018 Plan continues in effect until the earlier of its termination by the Board or the date on which all shares of stock available for issuance under the 2018 Plan have been issued and all restrictions on such shares under the terms on the 2018 Plan and the agreement evidencing awards granted under the 2018 Plan have lapsed.  However, all awards shall be granted, if at all, within ten years from the earlier of the date the 2018 Plan is adopted by the Board or the date the 2018 Plan is duly approved by the stockholders of the Company.

The foregoing summary of the terms and conditions of the 2018 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2018 Plan, attached as Exhibit 10.1 hereto.

On February 20, 2018, the Company granted the following options to purchase our common stock under the 2018 Plan:

Name	No. of Options	Exercise Price	Expiration

Angela Hanley	150,000	$2.50	Ten Years
Jaleea George	85,000	$2.50	Ten Years
Angela Hanley	15,000	$2.50	Ten Years
Jaleea George	15,000	$2.50	Ten Years
Neil Leibman	15,000	$2.50	Ten Years

Total	280,000

All of the option grants were to members of our executive management team. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, since the recipients are our executive management team, employees, or independent consultants, and they are either accredited or sophisticated investors, and familiar with our operations.

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EDF ISDA Transaction

On February 21, 2018, Summer Energy Northeast, LLC (“Northeast”), a Texas limited liability company and a wholly-owned subsidiary of the Company, entered into a transaction with EDF Energy Services, LLC, a Delaware limited liability company (“EDF”), whereby EDF becomes Northeast’s primary provider for the purchase and sale of electricity and would, subject to certain limitations, provide supply finance and third party credit support on behalf of Northeast (the “Transaction”).

The Transaction is governed by the 1992 ISDA Master Agreement, as well as a Schedule and Credit Support Annex thereto (the “ISDA Documents”). In conjunction therewith, Northeast and EDF also entered into a Security Agreement securing Northeast’s obligations under the ISDA Documents and whereby Northeast grants EDF a continuing security interest in all of the assets of Northeast, including but not limited to its accounts receivable. Also in conjunction with the Transaction, the Company entered into a Guaranty in favor of EDF whereby the Company acts as guarantor for Northeast’s obligations under the ISDA Documents.

The foregoing summaries of the terms and conditions of the Transaction and related documents do not purport to be complete, and are qualified in their entirety by reference to the full text of the ISDA Documents, the Security Agreement and the Guaranty, which are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.Description

10.12018 Stock Option and Stock Award Plan

10.2ISDA Master Agreement and Schedule

10.3ISDA Credit Support Annex

10.4Security Agreement

10.5Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 22, 2018

SUMMER ENERGY HOLDINGS, INC.

        By:  /s/ Jaleea P. George

        Jaleea P. George

        Chief Financial Officer

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